EXHIBIT 10.5

OCEANAUT, INC.

17th Km National Road Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

May 3, 2006

Excel Maritime Carriers Ltd.

17th Km National Road

Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Oceanaut, Inc. (the “Company”), and continuing until the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation (as described in the Company’s IPO prospectus) (the “Termination Date”), Excel Maritime Carriers Ltd. shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 17th Km National Road Athens-Lamia & Finikos Street, 145 64 Nea Kifisia, Athens, Greece. In exchange therefore, the Company shall pay Excel Maritime Carriers Ltd. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

OCEANAUT, INC.

By:	/s/ Christopher Georgakis
Name:	Christopher Georgakis
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

EXCEL MARITIME CARRIERS LTD.

By:	/s/ Gabriel Panayotides
Name: Gabriel Panayotides
Title: Chairman of the Board